UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2022

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 N. Irving St.

Allentown, Pennsylvania 18109

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In a press release issued on March 17, 2022, Shift4 Payments, Inc. and its subsidiaries (the “Issuers”) announced the expiration and final results of its previously announced Consent Solicitation Statement, dated as of March 11, 2022, to amend the Indenture related to the 4.625% Senior Notes due 2026 (the “Consent Solicitation Statement”).

In connection with the results of the Consent Solicitation Statement, the Issuers have received the requisite consents to amend the Indenture governing the 4.625% Senior Notes due 2026. The Issuers and the guarantors thereto have entered into a supplemental indenture with U.S. Bank Trust Company, National Association, as trustee, in connection with the 4.625% Senior Notes due 2026 to allow for the repurchase of capital stock as part of the Market Capitalization exception currently included.

The foregoing description is qualified in its entirety by reference to the press release dated March 17, 2022, a copy of which is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K does not constitute an offer to purchase, or a solicitation of an offer to sell, the Notes and it shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release, dated March 17, 2022, entitled “Shift4 Payments, LLC Announces Results of Consent Solicitation for 4.625% Senior Notes due 2026.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: March 17, 2022	By:	/s/ Jordan Frankel
Jordan Frankel
General Counsel and Secretary